                                                                      EXHIBIT 21

                            SUBSIDIARIES OF NETSCOUT

NAME                                           JURISDICTION OF INCORPORATION
----                                           -----------------------------
NetScout Systems Security Corporation          Massachusetts
NetScout Systems Canada Inc.                   Ontario, Canada
NetScout Systems Foreign Sales Corporation     Barbados
NetScout Systems (UK) Limited                  England and Wales
NetScout Service Level Corporation             Delaware
NetScout Systems France, SARL                  France
NetScout Systems (HK) Limited                  Hong Kong
NetScout Systems Mexico, S.A. de C.V.          Mexico
NetScout Systems Singapore Pte Ltd.            Singapore
NetScout Systems Norway AS                     Norway
NextPoint Networks Securities Corporation*     Massachusetts
NetScout Systems India Pvt. Ltd**              India

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*   Subsidiary of NetScout Service Level Corporation

** The shares of NetScout Systems India Pvt. Ltd. were issued to two individuals who are residents of India in accordance with the laws of India. Upon approval of the government of India, these shares will be transferred to NetScout Systems, Inc.